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                                                                    EXHIBIT 5(e)

                             MANAGEMENT AGREEMENT

     AGREEMENT made this 1st day of January, 1997 between The Golden Rainbow A James Advised Mutual Fund, a series of Flagship Admiral Funds Inc., a Maryland corporation (hereinafter called the "Fund"), and NUVEEN ADVISORY CORP. (hereinafter called the "Manager").

     In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     (1) In General

     The Manager agrees, all as more fully set forth herein, to act as Manager of the Fund with respect to the investment of the Fund's assets including general supervision of the purchase of securities for and the sale of securities held in the investment portfolio of the Fund; and to furnish personnel and facilities as shall be required to provide effective corporate administration of the Fund and its affairs.

     (2) Duties and Obligations of the Manager with Respect to Investments of Assets of Fund

         (a) Subject to the succeeding provisions of this paragraph and subject to the discretion and control of the Fund's Board of Directors, and except as it may be delegated to a third party, the Manager shall (i) act as investment adviser to and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and assets on behalf of the Fund, except that the Manager shall be permitted to delegate any or all of such responsibilities, rights or duties to one or more subadvisers who shall enter into agreements with the Fund and

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the Manager, which agreements shall be approved and ratified by the Board of
Directors and shareholders of the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio;
(iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase of securities and other investments and for the sale of securities and other assets held in the investment portfolio of the Fund; and (iv) provide general corporate administration of the Fund.

     (b) In the performance of its duties under this Agreement, the Manager shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940, and of any rules or regulations in force thereunder; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (iv) any fundamental policies of the Fund and policies and determinations of the Board of Directors of the Fund; and (v) the terms of the registration statement of the Fund, as amended from time to time under the Securities Act of 1933 and the Investment Company Act of 1940.

     (c) The Manager will bear all costs and expenses of its officers and employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Fund who are affiliated persons (as defined in the Investment Company Act of 1940) of the Manager except that the Board of Directors may specifically approve reimbursement for the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations of all personnel employed by the Manager who devote substantial time to investment company operations including a pro rata portion of the costs attributable to Fund operations.

     (d) The Manager shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Manager shall not be liable for any act or omission to act or loss sustained by the Fund in connection with the matters to

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which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     (e) Nothing in this Agreement shall prevent the Manager or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Manager or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Manager will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

     (f) Nothing in this Agreement shall be construed to prevent the Manager from entering into additional agreements with the Fund at the request of the Board of Directors with respect to the performance of functions or tasks not directly related to the provision of investment advice and to be paid therefor.

     (3) Allocation of Expenses

         (a) The Manager shall at its expense provide all executive, administrative and clerical personnel as shall be required to provide effective corporation administration for the Fund. The Manager shall, at its own cost and expense, also provide the Fund with adequate office space, facilities, equipment and related services. The Manager is expressly permitted, at its option, to arrange for the provision of these administrative services and functions by others. All other costs and expenses not expressly assumed by the Manager under this Agreement shall be paid by the Fund, including, but not limited to (i) compilation and maintenance of records with respect to the Fund's operations and the preparation and filing of such reports with

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respect thereto as shall be required by rules or regulations promulgated by the
Securities and Exchange Commission; (ii) the composition, printing and mailing of registration statements and prospectuses required by Federal and state laws for continuous public sale of shares of the Fund; (iii) interest and taxes; (iv) insurance premiums for fidelity and other coverage requisite to its operations;
(v) compensation and expenses of its directors other than those associated or affiliated with the Manager; (vi) legal and audit expenses; (vii) custodian and transfer agent fees and expenses, costs of stockholders services and brokerage commissions, if any, (viii) expenses incident to the redemption of its shares;
(ix) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (x) fees and expenses, other than as hereinabove provided, incident to the registration, under Federal and state securities laws, of shares of the Fund for public sale; (xi) expenses of composition, printing and mailing periodic reports with respect to its operations and notices and proxy materials to stockholders of the Fund; (xii) all expenses incidental to holding meetings of the Fund's stockholders; and
(xiii) such non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligation which the Fund may have to indemnify its directors, officers and others.

     (4)  Portfolio Transactions and Brokerage

          The Manager is authorized, for the purchase and sale of the Fund's portfolio securities, to employ such securities dealers as may, in the judgment of the Manager, implement the policy of the Fund to obtain the best net results taking into account such factors as price (including dealer spread, where applicable), the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Manager is authorized to direct the execution of the Fund's portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Manager to be useful or valuable to the performance of its investment advisory functions for the Fund.

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     (5)  Compensation of the Manager
          ---------------------------

          (a) The Fund agrees to charge each stockholder account and to pay over to the Manager and the Manager agrees to accept as full compensation from the Fund's stockholders for all services rendered by the Manager as such, a fee computed daily and payable monthly, at an annual rate of .74% of the Fund's average daily net assets.

          (b) Regardless of any of the above provisions, the Manager agrees that the total expenses of the Fund in any fiscal year, exclusive of taxes, interest, brokerage commissions and extraordinary expenses such as litigation costs, shall not exceed, and the Manager undertakes to pay or refund to the stockholders in proportion to the fees paid by them any amount, up to but not greater than the aggregate fees received by the Manager under this Agreement (excluding fees paid to any subadviser) for such fiscal year, by which such expenses shall exceed the limitation imposed by any jurisdiction in which the Fund continues to offer and sell its shares exceeding such limitation, provided that any such payment shall only be for amounts in excess of those due after payment of such amounts by any subadviser who shall be obligated under any agreement with the Fund to be primarily responsible for such reimbursements.

          (c) For purposes of this Agreement, the net assets attributable to each stockholder account and the net assets of the Fund shall be calculated in the same manner as provided in the Articles of Incorporation or By-Laws of the Fund for calculating the net asset value of the Fund's shares.

     (6)  Indemnity
          ---------

          (a) The Fund hereby agrees to indemnify the Manager and each of the Manager's directors, officers, employees, and agents (including any individual who

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serves at the Manager's request as director, officer, partner, trustee or the like of another corporation) (each person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in a capacity set forth above with respect to the Fund or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to as "disabling conduct") (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by an indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Fund.

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          (b)  The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to the reimburse the Fund unless it is subsequently determined that he is entitled to such indemnification and if the Directors of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking,
(B) the Fund shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum consisting of Directors of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) nor parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. These indemnification provisions shall survive termination of this Agreement.

          (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Directors of the Fund, or (ii) if such a quorum is not obtainable, or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (2) above.

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          The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

     (7)  Duration and Termination
          ------------------------

          This Agreement shall become effective on the date first set forth above and shall continue in effect for a period of two years or until the next meeting of stockholders of the Fund and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Investment Company Act of 1940.

          This Agreement may be terminated by the Manager at any time without penalty upon giving the Fund sixty days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Manager sixty days' notice (which notice may be waived by the Manager), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Board of Directors of the Fund, including a majority of the "Disinterested Directors" (as defined in the Investment Company Act of 1940), in office at the time or by the vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the voting securities of the Fund at the time outstanding and entitled to vote. This agreement shall automatically terminate in the event of its "assignment" (as defined in the Investment Company Act of 1940).

     (8)  Stockholder Liability
          ---------------------

          The Manager understands and agrees that the obligations of the Fund under this Agreement are not binding upon any stockholder of the Fund personally, but bind only the Fund and the Fund's property.

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     (9)  Governing Law
          -------------

          This Agreement shall be governed by the laws of the state of New York without reference to choice of law principles thereof and in accordance with the provisions of the Investment Company Act 1940.

          IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their respective seals to be hereunto affixed, all as to the day and year first above written.

                                                 THE GOLDEN RAINBOW A JAMES
                                                 ADVISED MUTUAL FUND


                                                 By: /s/ Richard B. Davis
                                                     ---------------------------


                                                 NUVEEN ADVISORY CORP.

                                                 By: /s/ James J. Wesolowski
                                                     ---------------------------


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